Exhibit 99.1

Onyx Acquisition Co. I Announces Postponement of Extraordinary General Meeting to

Thursday, January 26, 2023, Contribution to Trust Account in Connection with Proposed Extension Amendment and Expected Conversion of All Founder Shares

New York, NY, Jan. 10, 2023 (GLOBE NEWSWIRE) -- Onyx Acquisition Co. I (Nasdaq: ONYXU, ONYX, ONYXW) (“Onyx” or the “Company”), announced today that its previously announced extraordinary general meeting (the “Meeting”) for the purpose of considering and voting on, among other proposals, a proposal to amend Onyx’s Amended and Restated Memorandum and Articles of Association (the “Extension Amendment Proposal”) to extend the date by which it must consummate an initial business combination from February 5, 2023 to August 7, 2023 (such date, the “Extended Date” and such extension, the “Extension”) will be postponed from 9:30 a.m. Eastern Time on January 12, 2023 to 9:30 a.m. Eastern Time on January 26, 2023 (the “Postponement”) to allow the Company additional time to engage with shareholders.

The Company also announced today that if the Extension Amendment Proposal is approved at the Meeting and the Extension is implemented, its sponsor, Onyx Acquisition Sponsor Co. LLC, will deposit into the Company’s trust account as a loan (the “Contribution”) $400,000 (or approximately $0.02 per public share, assuming no redemptions) on January 26, 2023.

The Contribution will be evidenced by a non-interest bearing, unsecured promissory note and will be repayable by the Company upon consummation of an initial business combination. If the Company does not consummate an initial business combination by the Extended Date, the promissory note will be repaid only from funds held outside of the trust account or will be forfeited, eliminated or otherwise forgiven. The Contribution is conditioned on the approval of the Extension Amendment Proposal and the implementation of the Extension.

Additionally, the holders of the Company’s outstanding Class B ordinary shares (the “founder shares”) expect to convert all of the founder shares into Class A ordinary shares of the Company, in accordance with the terms of the Articles, prior to any redemption in connection with the Extension Amendment Proposal.

The record date for determining the Company shareholders entitled to receive notice of and to vote at the Meeting remains the close of business on November 23, 2022 (the “Record Date”). Shareholders as of the Record Date can vote, even if they have subsequently sold their shares. Shareholders who have previously submitted their proxies or otherwise voted and who do not want to change their vote need not take any action. Shareholders who have not yet done so are encouraged to vote as soon as possible.

As a result of the Postponement, the previously disclosed deadline of January 10, 2023 (two business days before the Meeting, as originally scheduled) for delivery of redemption requests from the Company’s shareholders to the Company’s transfer agent has been extended to January 24, 2023 (two business days before the postponed Meeting). Shareholders who wish to withdraw their previously submitted redemption request may do so prior to the postponed Meeting by requesting that the Company’s transfer agent return such shares by 5:00 p.m. Eastern Time on January 24, 2023. If any such shareholders have questions or need assistance in connection with the Meeting, please contact the Company’s proxy solicitor, Morrow Sodali LLC, by calling (800) 662-5200, or banks and brokers can call collect at (203) 658-9400, or by emailing ONYX.info@investor.morrowsodali.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the date of the Meeting and the proposed Contribution. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties that may cause actual results to differ significantly. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Additional Information and Where to Find It

On December 8, 2022, the Company filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for the Meeting. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS THE COMPANY FILES WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the definitive proxy statement (including any amendments or supplements thereto) and other documents filed with the SEC through the web site maintained by the SEC at www.sec.gov or by directing a request to: Onyx Acquisition Co. I, 104 5th Avenue, New York, New York 10011.

Participants in the Solicitation

The Company and its respective directors and officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Meeting. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement. You may obtain free copies of these documents using the sources indicated above.

Contact

Benjamin Lerner
President
Onyx Acquisition Co. I
press@onyxacqu.com